UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 27, 2006

InfraSource Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32164	03-0523754

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Sixth Street, Suite 300 Media, Pennsylvania	19063

(Address of principal executive offices)	(Zip Code)
(610) 480-8000

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On September 21, 2006, InfraSource Services, Inc. (the “Company”) entered into a Amendment to a Management Agreement (the “Amendment”) with Walter G. MacFarland, in connection with the departure of Mr. MacFarland from the position of Executive Vice President, Electric of the Company. The Amendment became effective by its terms on September 27, 2006. Pursuant to the Amendment, in addition to the payment of the severance in the amount of his base salary at the time of the termination for twenty-four months as contemplated by the Management Agreement, the Company agreed to extend the exercise period for vested stock options to 150 days following termination of employment, and Mr. MacFarland agreed to extend his non-compete covenant for an additional 6 months.
     The Amendment to the Management Agreement with Mr. MacFarland will be attached as an exhibit to the Company’s upcoming Form 10-Q for the period ending September 30, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFRASOURCE SERVICES, INC. (Registrant)
	By:	/s/ Deborah C. Lofton
Date: September 28, 2006		Name Deborah C. Lofton
		Title:	Senior Vice President, General Counsel and Secretary